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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of Respironics, Inc. and to the incorporation by reference therein of our report dated September 13, 1996, with respect to the consolidated financial statements and schedules of Respironics, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.



Ernst & Young LLP
February 27, 1997
Pittsburgh, Pennsylvania